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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                  FORM 8-K/A-3

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                  Date of earliest event reported: July 2, 1998
         (Amending Form 8-K/A-2 filed on October 2, 1998 which amended
               Form 8-K/A filed on August 3, 1998, which amended
                        Form 8-K filed on July 16, 1998)

                            ABLE TELCOM HOLDING CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            FLORIDA                  0-21986               65-0013218
(STATE OR OTHER JURISDICTION OF    (COMMISSION           (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)    FILE NUMBER)        IDENTIFICATION NO.)

       1000 HOLCOMB WOODS PARKWAY
               SUITE 440
            ROSWELL, GEORGIA                                  30076
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                                 (770) 993-1570
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                         IF CHANGED SINCE LAST REPORT)


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

                            ABLE TELCOM HOLDING CORP.

                                  FORM 8-K/A-2
                                 CURRENT REPORT

                                EXPLANATORY NOTE

Able Telcom Holding Corp. ("Registrant" or "Company") is amending its Form 8-K/A-2 filed on October 2, 1998 (date of report July 2, 1998) (i) to include the restated financial statements of MFS Network Technologies and related restated Pro Forma Financial Information which is included in Item 7 herein.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On July 2, 1998, the Company acquired all of the outstanding common stock of MFS Network Technologies, Inc. ("MFSNT") from MFS Communications Company, Inc. ("MFSCC"), a subsidiary of WorldCom, Inc. ("WorldCom"). The transaction was structured as a merger of a newly-organized, wholly-owned subsidiary of the Registrant with MFSNT, in which the subsidiary was the surviving corporation (the "Merger").

         Under the terms of the Agreement and Plan of Merger dated April 26, 1998, as amended (the "Plan of Merger"), the purchase price was equal to the shareholders' equity of MFSNT as of March 31, 1998, subject to certain adjustments, including adding back the cumulative advance by MFSCC (or its affiliates) to MFSNT, plus $10.0 million. The purchase price at that time was projected to be approximately $101.4 million, plus Company stock options, as described more fully below.

         On September 9, 1998, the Registrant and WorldCom Network Services, Inc. ("WorldCom Network"), a wholly owned subsidiary of WorldCom, as assignee from MFSCC, entered into an agreement amending various terms of the Merger (the "September Agreement"). The September Agreement, among other things, finalized the cash portion of the purchase price of MFSNT at approximately $58.8 million (which was determined by negotiation among the parties without reference to the original purchase price formula). The cash portion of the purchase price is subject to additional amounts payable as contingent consideration on December 29, 2000 which relate to the resolution of certain pre-acquisition contingencies for pending litigation, claims, assessments and losses on certain projects. Additionally, the general terms and conditions of the grant of stock options (as previously granted pursuant to the Plan of Merger) and a phantom stock award or other equity participation award to be granted was also addressed, as described more fully below.

         Part of the cash portion of the purchase price was paid from available cash and the Company's line of credit. Additionally, a portion was paid with the net proceeds from a private offering (the "Offering") which closed on June 30, 1998 (the "Closing Date") of (i) 4,000 shares of the Company's Series B Convertible Preferred Stock, par value $0.10 ("Series B Preferred Stock"), which bear annual dividends of 4%, and
         (ii) warrants to purchase up to an aggregate of 1,000,000 shares of the Company's common stock at $19.80 per share for a period of five years from the date of grant.

         Net proceeds from the Offering totaled $18.1 million which were used to pay a portion of the purchase price, as well as other costs associated with the Merger totaling approximately $4.6 million. In general, each share of Series B Preferred Stock is convertible into shares of the Company's common stock, commencing on June 30, 1998, at 97% of the lesser of the (i) average of the low trading prices for any three days during the twenty-two (22) trading days immediately preceding the conversion date, or (ii) the low trading price on the day immediately preceding the conversion date, subject to a minimum equal to 95% of such conversion price. The conversion amount of each share of Series B Preferred Stock is equal to $5,000 plus any unpaid dividends thereon. Unless waived by a holder on not less than 61 days prior written notice, no holder may convert an amount which would result in such holder's and its affiliates beneficial ownership exceeding 4.99% of the then outstanding common stock of the Company.

         The holders of the Series B Preferred Stock and the Warrants (the "Series B Securities") are entitled to certain registration rights to register the common stock underlying the Series B Securities pursuant to the Securities Act of 1933, as amended. In the event that such underlying common stock is not registered with the Securities and Exchange Commission by late October 1998, is not listed with the securities exchange and/or markets on which the common stock is then listed, within a definitive period of time, or various other covenants are not complied with, then certain penalties may be incurred to certain or all of the holders of the Series B Preferred Stock and/or Warrants, including, among other things, a reduction in the conversion and/or exercise price of the applicable securities and/or additional monetary payments. Unless waived, the Company expects to have difficulty in timely complying with certain of its obligations relating to the Series B Securities, including accomplishing the filing of a registration statement of the Series B Securities by late October.

         Additionally, under certain circumstances, including if the registration statement that includes the shares of common stock underlying the Series B Securities is not declared effective within 180 days of the Closing Date, or the Company is delisted under certain circumstances from any securities exchange, or any representation or warranty by the Company to holders was not true and correct, then the holders of the Series B Securities, in whole or in part, have the option to require the Company to redeem their securities at premium prices. Although the Company intends to use its best efforts to comply with all provisions of its documents with the holders of the Series B Securities, the failure of which would provide such redemption right exercise, there can be no assurance that it will be able to do so, in part, because certain of such matters are dependent upon the efforts or approval of others (such as the Securities and Exchange Commission with respect to the effectiveness of the aforementioned registration statement). To the extent the holders of the Series B Securities become entitled to exercise a redemption right and seek to require the redemption of their shares, such exercise could materially increase the cash requirements of the Company, could result in a default under the terms of its Senior credit facility and, to the extent replacement financing is not available on commercially reasonable terms (if at all), would likely have a material adverse impact on the Company. Furthermore, so long as any Series B Security is outstanding, the Company is prohibited from declaring or paying any dividends (other than to holders of Series B Preferred Stock) or purchasing any equity security of the Company.

         As part of the September Agreement, the promissory note previously issued to MFSCC in connection with the Merger in the principal amount of $86.4 million will be replaced by a new promissory note between the Registrant and WorldCom Network in the principal amount of $30.0 million (the "New Note"). The New Note matures on December 15, 2000 (the "Maturity Date") and bears interest at 11.5% annually, payable quarterly as of September 1, 1998. The principal amount of the New Note is to be prepaid by applying a portion of certain fees (i) due to the Registrant by WorldCom and (ii) received by the Registrant in connection with the lease and installation of certain conduit projects. The New Note may be repaid in part or in full without penalty.

         Pursuant to the Merger, the Company granted options to WorldCom to purchase up to 2,000,000 shares of common stock of the Company commencing July 2, 1998 and ending six months after the payment of the initial promissory note, as amended by the September Agreement to extend the exercise period. The exercise price per share is $7.00, except that the holder may elect to exercise the option, in whole or in part, on a "cashless" basis under which the holder will receive shares of common stock with a market value equal to the difference between the common stock's then market value and $7.00, subject to a 1,817,941 share limitation. MFSCC will be entitled to designate a representative to serve on the Company's Board of Directors as long as MFSCC retains shares of common stock aggregating at least 5.0% of the then outstanding shares. Furthermore, pursuant to the September Agreement, the Registrant agreed to issue to WorldCom Network a phantom stock award or other equity participation award relating to 600,000 shares of the Company's common stock, payable in cash, stock or a combination thereof at the Company's option and which is exercisable with respect to the following three days: July 2, 1999, July 2, 2000, or July 2, 2001. WorldCom will be entitled to receive any appreciation of the common stock over a base price of $5-3/32 per share, but not more than $30-3/32 per share.

         The September Agreement also modified certain other provisions including, among other things, (i) extending the term of the stock pledge agreement (whereby the stock of MFSNT was pledged as security for certain of the Registrant's obligations to WorldCom), (ii) indemnifying WorldCom Network and its affiliates from litigation matters, exclusive of certain litigation matters arising out of MFSNT's operations, and (iii) executing mutual releases between the parties. The final terms and conditions of the September Agreement, including the provisions thereof relating to a grant of a phantom stock award or other equity participation award, are expected to be more fully set forth in certain additional agreements in the near future and may be modified to conform with other agreements of the Company and various third parties or require a consent or waiver from such third parties (including its senior lender.) There can be no assurance, however, that the Company will be able to so modify or conform the terms of the September Agreement or obtain appropriate waivers or consents. The failure to do so could have a material adverse effect on the financial condition of the Company.

                            ABLE TELCOM HOLDING CORP.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, pro forma financial information and exhibits are filed as part of this Form 8-K/A-3:

(A)      FINANCIAL STATEMENTS

         Financial Statements of the Network Technologies Division of MFS Network Technologies, Inc. (as restated).

                 Report of Independent Public Accountants

                 Balance Sheets as of July 2, 1998 (unaudited) and December 31, 1997 and 1996 (audited)

                 Statement of Operations for the Six Month Periods Ended July 2, 1998 (unaudited) and June 30, 1997 (unaudited) and for the Years Ended December 31, 1997, 1996, and 1995 (audited)

                 Statement of Cash Flows for the Six Month Periods Ended July 2, 1998 (unaudited) and June 30, 1997 (unaudited), and for the Years ended December 31, 1997, 1996, and 1995 (audited)

                 Notes to Financial Statements

(B)      PRO FORMA FINANCIAL INFORMATION

         Pro forma Combined Statements of Operations (unaudited) for the Twelve Months ended October 31, 1997

         Pro forma Combined Statements of Operations (unaudited) for the Nine Months ended July 31, 1998

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ABLE TELCOM HOLDING CORP.
                                          (REGISTRANT)

May 30, 2000                              /S/ Billy V. Ray
                                          ------------------------------------
                                             Billy V. Ray
                                             Chief Executive Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MFS Network Technologies, Inc.:

We have audited the accompanying balance sheets of the Network Technologies Division of MFS Network Technologies, Inc. as of December 31, 1997 (restated
- see Note 10) and 1996, and the related statements of operations and cash flows for the years ended December 31, 1997 (restated - see Note 10), 1996 and 1995. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Network Technologies Division of MFS Network Technologies, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

                                               ARTHUR ANDERSEN LLP

Omaha, Nebraska,
  June 16, 1998 (except with
  respect to the matter discussed
  in Note 10, as to which the
  date is May 24, 2000)

                        NETWORK TECHNOLOGIES DIVISION OF

                         MFS NETWORK TECHNOLOGIES, INC.

            BALANCE SHEETS--JULY 2, 1998, DECEMBER 31, 1997 AND 1996



                                                                        RESTATED
                                                            --------------------------------
                                                              JULY 2,           DECEMBER 31,        DECEMBER 31,
                                                               1998                 1997                1996
                                                            ------------        ------------        ------------
                                                             (UNAUDITED)         (AUDITED)            (AUDITED)
                   ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                 $      5,902       $         --        $    300,000
   Accounts receivable-
     Affiliated entities                                       19,829,355         40,649,818          10,698,656
     Third party                                               38,948,038         20,194,721          23,159,965
   Costs and earnings in excess of billings on
     uncompleted contracts-
       Affiliated entities                                     11,893,461         19,068,875           9,535,530
       Third party                                             75,456,486        119,018,440          85,008,166
   Other current assets                                           523,736          2,898,233             395,394
                                                             ------------       ------------        ------------
          Total current assets                                146,656,978        201,830,087         129,097,711

PROPERTY AND EQUIPMENT, net                                     5,727,302          6,133,214           4,654,412

NETWORK ASSETS HELD FOR SALE                                   28,044,000         21,110,000                  --

RESTRICTED ASSETS                                                 347,481            746,245             984,869

OTHER NONCURRENT ASSETS, net                                      128,850            380,257             341,244
                                                             ------------       ------------        ------------
          Total assets                                       $180,904,611       $230,199,803        $135,078,236
                                                             ============       ============        ============

LIABILITIES, CONTRIBUTIONS AND ACCUMULATED DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                          $ 13,732,569       $ 25,259,641        $ 15,304,269
   Accrued costs and billings in excess of revenue
     on uncompleted contracts-
       Affiliated entities                                      8,041,172         12,360,457           4,426,092
       Third party                                             48,537,638         42,545,113          39,825,275
   Reserves for losses on uncompleted contracts                39,900,000         12,610,000                  --
   Accrued compensation                                         1,464,551            836,131             598,405
   Other current liabilities                                      600,118            647,146              68,530
                                                             ------------       ------------        ------------
          Total current liabilities                           112,276,048         94,258,488          60,222,571

PROPERTY TAXES PAYABLE                                         22,000,000         18,390,000                  --

ADVANCES FROM MFS NETWORK TECHNOLOGIES, INC.                  119,388,930        142,967,895          76,648,131

COMMITMENTS AND CONTINGENCIES (Note 7)

CONTRIBUTIONS AND ACCUMULATED DEFICIT:
   Contributions from MFS Network
     Technologies, Inc.                                        11,755,694         11,755,694          11,755,694
   Accumulated deficit                                        (84,516,061)       (37,172,274)        (13,548,160)
                                                             ------------       ------------        ------------
          Total contributions and accumulated
            deficit                                           (72,760,367)       (25,416,580)         (1,792,466)
                                                             ------------       ------------        ------------
          Total liabilities, contributions and
            accumulated deficit                              $180,904,611       $230,199,803        $135,078,236
                                                             ============       ============        ============


      The accompanying notes are an integral part of these balance sheets.

                        NETWORK TECHNOLOGIES DIVISION OF

                         MFS NETWORK TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

               FOR THE PERIODS ENDED JULY 2, 1998, JUNE 30, 1997,
                        DECEMBER 31, 1997, 1996 AND 1995


                                     SIX-MONTHS
                                       ENDED                                  YEARS ENDED
                             -----------------------------                    DECEMBER 31,
                                RESTATED                        --------------------------------------------
                                 JULY 2,        JUNE 30,          RESTATED
                                  1998           1997               1997            1996            1995
                              ------------    ------------      ------------    ------------    ------------
                               (UNAUDITED)     (UNAUDITED)       (AUDITED)       (AUDITED)        (AUDITED)
REVENUE:
   Affiliated entities        $ 36,703,005    $ 34,077,636      $100,901,819    $ 56,237,902    $112,692,674
   Third party                  63,826,308     108,011,172       264,015,450     165,867,327      61,145,581
                              ------------    ------------      ------------    ------------    ------------
          Total revenue        100,529,313     142,088,808       364,917,269     222,105,229     173,838,255

COST OF REVENUES               136,075,030     136,294,198       363,452,515     206,225,389     155,826,296
                              ------------    ------------      ------------    ------------    ------------
                               (35,545,717)      5,794,610         1,464,754      15,879,840      18,011,959

OPERATING EXPENSES              11,813,772      14,830,436        25,066,129      23,754,195      22,806,053
                              ------------    ------------      ------------    ------------    ------------
OPERATING LOSS                 (47,359,489)     (9,035,826)      (23,601,375)     (7,874,355)     (4,794,094)

OTHER INCOME (EXPENSE), net         15,701         (10,706)          (22,739)       (101,630)        231,355
                              ------------    ------------      ------------    ------------    ------------
NET LOSS                      $(47,343,788)   $ (9,046,532)     $(23,624,114)   $ (7,975,985)   $ (4,562,739)
                              ============    ============      ============    ============    ============


        The accompanying notes are an integral part of these statements.

                        NETWORK TECHNOLOGIES DIVISION OF

                         MFS NETWORK TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

               FOR THE PERIODS ENDED JULY 2, 1998, JUNE 30, 1997,
                        DECEMBER 31, 1997, 1996 AND 1995



                                                         SIX-MONTHS
                                                           ENDED                                 YEARS ENDED
                                               ------------------------------                    DECEMBER 31,
                                                 RESTATED                        ---------------------------------------------
                                                  JULY 2,          JUNE 30,        RESTATED
                                                   1998              1997            1997             1996            1995
                                               -----------        -----------    ------------     ------------    ------------
                                               (UNAUDITED)        (UNAUDITED)      (AUDITED)        (AUDITED)       (AUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                    $(47,343,788)      $ (9,046,532)  $(23,624,114)    $ (7,975,985)   $ (4,562,739)
   Adjustments to reconcile net loss
     to net cash provided by (used in)
     operating activities-
       Depreciation and amortization              1,358,000          1,342,345      2,684,691        1,869,993       1,628,908
       Reserves for losses on uncompleted
        contracts                                27,290,000                 --     12,610,000               --              --
       Increase in property tax payable           3,610,000                 --     18,390,000               --              --
       Changes in assets and liabilities-
         Accounts receivable and other
           assets                                 4,693,050         (2,546,525)   (29,488,757)      (4,522,767)    (10,046,771)
         Accounts payable and other
           liabilities                          (11,527,072)           798,920     10,771,714        4,939,109       5,246,045
         Costs and earnings in excess
           of billings on uncompleted
           contracts                             50,737,368        (16,712,465)   (43,543,619)     (35,611,529)    (18,594,198)
         Accrued costs and billings
           in excess of revenue on
           uncompleted contracts                  1,673,240          9,702,293     10,654,203       21,885,223      (3,201,681)
         Construction of network assets
           held for sale                         (6,934,000)                --    (21,110,000)              --              --
         Restricted assets                          398,764            238,624        238,624         (280,191)       (207,332)
                                               ------------       ------------   ------------     ------------    ------------
          Net cash provided by (used in)
           operating activities                  23,955,562        (16,223,340)   (62,417,258)     (19,696,147)    (29,737,768)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of network and equipment              (952,000)        (2,492,812)    (4,163,493)      (2,068,478)     (2,192,752)
   Additions to deferred costs and other            581,392            100,162        (39,013)         (11,764)         13,236
                                               ------------       ------------   ------------     ------------    ------------
          Net cash used in investing
            activities                             (370,696)        (2,392,650)    (4,202,506)      (2,080,242)     (2,179,516)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Advances (repayments) from MFS Network
    Technologies, Inc.                          (23,578,964)        18,494,835     66,319,764       22,076,389      31,894,895
                                               ------------       ------------   ------------     ------------    ------------
          Net cash from provided by (used in)
            financing activities                (23,578,964)        18,494,835     66,319,764       22,076,389      31,894,895
                                               ------------       ------------   ------------     ------------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                         5,902           (121,155)      (300,000)         300,000         (22,389)

CASH AND CASH EQUIVALENTS, beginning
  of period                                              --            300,000        300,000               --          22,389
                                               ------------       ------------   ------------     ------------    ------------
CASH AND CASH EQUIVALENTS, end of period       $      5,902       $    178,845   $         --     $    300,000    $         --
                                               ============       ============   ============     ============    ============


        The accompanying notes are an integral part of these statements.

                        NETWORK TECHNOLOGIES DIVISION OF

                         MFS NETWORK TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

              JULY 2, 1998 (UNAUDITED), JUNE 30, 1997 (UNAUDITED),
                        DECEMBER 31, 1997, 1996 AND 1995

1. ORGANIZATION:

The financial statements include the accounts of the following entities:

       Network Technologies Division of MFS Network Technologies, Inc. (NT) MFS Transportation Systems, Inc. (TSI)
       MFS TransTech, Inc. (TT)
       MFS Network Technologies of the District of Columbia, Inc. (DC)

Collectively, these entities are known as the Division. NT, TSI and DC are wholly owned by MFS Network Technologies, Inc. (MFSNT). TSI owns 85 percent of TT. The basis of the 15% minority interest has been reduced to zero due to TT's significant losses for the periods ended July 2, 1998, June 30, 1997, December 31, 1997, 1996 and 1995. As of January 1, 1995, MFSNT was a wholly owned subsidiary of MFS Communications Company, Inc. (MFSCC). During 1995, MFSCC completed a restructuring in which it contributed its subsidiaries to MFSNT. This transaction has been accounted for at historical cost in a manner similar to the pooling of interest method. During 1996, MFSCC became a wholly owned subsidiary of WorldCom, Inc. (WorldCom). All significant accounts and transactions by and between the entities included in the Division have been eliminated.

The Division operates as a systems integrator and project developer for large-scale, facilities-based communications networks and Intelligent Transportation Systems.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING FOR CONSTRUCTION CONTRACTS

The Division uses the percentage of completion method of accounting to account for revenues and costs, measured by the percentage of budget completed to date to the total budget. Provision is made for the entire amount of future estimated determinable losses on contracts in progress; claims for additional contract compensation, however, are not reflected in the accounts until the year in which such claims are allowed. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is possible that cost and profit estimates will be revised in the near term.

In accordance with industry practice, amounts realizable and payable under contracts which may extend beyond one year are included in current assets and liabilities.

Substantially all of the Division's revenue from affiliates is from cost reimbursable contracts. Revenues from those contracts are recognized on the basis of costs incurred during the period, plus the overhead fee earned.

The Division has entered into two related agreements with a significant customer. One contract relates to construction services and the other contract relates to materials purchasing whereby the Division purchases certain materials for the customer and passes those through at cost. The materials contract was entered into in conjunction with the construction contract, therefore, the costs associated with materials are shown as contract costs and revenue is recognized to the extent of those costs. The revenues and related costs were $36.1 million, $40.0 million, $57.3 million, $0 for the periods ended June 30, 1997, December 31, 1997, 1996 and 1995, respectively. These amounts are included in the accompanying financial statements as construction revenues and cost of revenues.

Credit risk is minimal with public (government) owners since the Division ascertains that funds have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. However, in the event of termination, the Division is entitled to receive the contract price on completed work and reimbursement of costs, plus a reasonable profit, on uncompleted work. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Division high priority in the event of lien foreclosures following financial difficulties of private owners.

FIXED ASSETS

Fixed assets are stated at cost. Depreciation on leasehold improvements is provided by the straight-line method over estimated useful lives ranging from 10 to 31.5 years, and depreciation on all other fixed assets is provided on accelerated methods over the estimated useful lives of the respective assets ranging from 3 to 8 years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is recognized.

INCOME TAXES

The Division is included in the combined income tax returns of WorldCom for the years ended December 31, 1997 and 1996, and in the combined income tax return of MFSCC for the year ended December 31, 1995. There is no tax sharing agreement between the Division and WorldCom or MFSCC, respectively; therefore, the Division calculates its tax provision on a separate-entity basis. The accompanying financial statements do not reflect a tax benefit since it is more likely than not that the deferred tax asset will not be realized.

RESTRICTED ASSETS

Restricted assets consist of government securities held for owners in lieu of retainage. These government securities are carried at cost which approximates fair market value.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Division considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

3. ACCOUNTS RECEIVABLE:

Accounts receivable includes retainage which has been billed but is not due until after the services are rendered and accepted by the customer. Retainage totaled $4.5 million, $5.0 million and $2.8 million at July 2, 1998, December 31, 1997 and 1996, respectively.

4. PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following:


                                                                       December 31,
                                                                 -------------------------
                                                   JULY 2, 1998     1997          1996
                                                   ------------  -----------   -----------
       Furniture, fixtures and office equipment    $ 6,817,519   $ 6,059,631   $ 4,336,901
       Vehicles                                      4,556,658     4,436,769     2,821,138
       Leasehold improvements                        1,066,251     1,042,972     1,056,620
       Testing and construction equipment              865,062       754,992       829,013
       Other                                           517,768       723,068       423,261
                                                   -----------   -----------   -----------
                                                    13,823,258    13,017,432     9,466,933

       Less- Accumulated depreciation               (8,095,956)   (6,884,218)   (4,812,521)
                                                   -----------   -----------   -----------
                                                   $ 5,727,302   $ 6,133,214   $ 4,654,412
                                                   ===========   ===========   ===========

5. LEASES:

The Division is leasing premises under various noncancellable operating leases which, in addition to rental payments, require payments for insurance, maintenance, property taxes and other executory costs related to the leases. Certain leases provide for adjustments in lease cost based upon adjustments in the Consumer Price Index and increases in the landlord's management costs. The lease agreements have various expiration dates and renewal options through 2003.

Future minimum payments by year and in the aggregate, under the noncancellable operating leases with initial or remaining terms of one year or more consisted of the following at July 2, 1998 and December 31, 1997:

                          JULY 2, 1998     DECEMBER 31, 1997
                          ------------     -----------------
       1998                $  798,822         $1,714,000
       1999                 1,259,651          1,176,000
       2000                   503,836            504,000
       2001                   436,000            436,000
       2002                   436,000            436,000
       Thereafter             109,000            109,000

Rent expense related to noncancellable operating leases for the periods ended July 2, 1998, June 30, 1997, December 31, 1997, 1996 and 1995, respectively, was approximately $860,800, $896,700, $1,800,000, $1,429,700 and $862,000.

6. RELATED-PARTY TRANSACTIONS:

Employees of the Division are eligible to participate in the WorldCom employee benefit plans.

WorldCom manages and performs the treasury functions for the Division.

WorldCom's intention is to support the Division until such time that the Division can generate sufficient cash flows to fund its operations.

7. COMMITMENT AND CONTINGENCIES:

The Division is subject to a number of lawsuits and claims for various amounts which arise out of the normal course of its business. In the opinion of management, the disposition of claims currently pending will not have a material adverse effect on the Division's financial position or results of operations.

The Division has an agreement with the minority stockholders of TT, under which the Division obtains permanent exclusive and permanent nonexclusive licenses for certain toll system patents for an aggregate license fee of $6,000,000 to be paid in installments through February 1999. At July 2, 1998 and December 31, 1997, the remaining installment payments totalled $333,000 and $1,083,000, respectively. The Division paid approximately $750,000, $1,417,000, $1,000,000 and $1,000,000 under this agreement during the periods ended July 2, 1998, December 31, 1997, 1996 and 1995, respectively.

8. SIGNIFICANT CUSTOMERS:

A significant portion of the Company's business, excluding affiliated entities, was derived from three major customers in 1997, two major customers in 1996 and two major customers in 1995. Revenues from these customers totaled approximately $224.6 million, $89.6 million and $39.4 million, or 61%, 40% and 23% of revenues in years ended December 31, 1997, 1996 and 1995, respectively.

9. SUBSEQUENT EVENTS:

Subsequent to December 31, 1997, the Division incurred and recognized during the period ended July 2, 1998, approximately $25 million of losses on four contracts that were in process as of year-end. Division management represented that these losses were not anticipated at December 31, 1997, and related to matters and events occurring subsequent thereto. As a result, the losses were not reflected in the 1997 financial statements prepared by the Division.

In July 1998, Able Telcom Holding Corp. (Able) executed an agreement with WorldCom to acquire the Division for the net book value of the Division at March 31, 1998, as defined in the agreement, plus $10 million. Able subsequently negotiated a significant reduction in the purchase price. The accompanying financial statements of the Division for both the year ended December 31, 1997, and the period ended July 2, 1998, have been restated by Able to reflect the adjustments described in Note 10 which, in the opinion of Able's management, are necessary to have those financial statements be in accordance with generally accepted accounting principles.

10. RESTATEMENT OF FINANCIAL STATEMENTS:

Able closed the acquisition of the Division on July 2, 1998, with the stipulation that it could continue its due diligence assessment and could reopen negotiation of the purchase price. In September 1998, the cash and notes portion of the purchase price was reduced from the previously estimated amount of $101.4 million to $58.8 million. The adjusted price paid, including consideration delivered to the seller in the form of Able equity instruments valued at $4.1 million, was approximately $24.9 million less than the net assets reflected on the Division's July 2, 1998, unaudited balance sheet.

On November 10, 1999, Able met with the Staff of the Securities and Exchange Commission. One of the issues discussed with the Staff was the need to restate the pre-acquisition financial statements of the Division. These financial statements had been prepared by the predecessor owner. The Staff informed Able that it had a responsibility to restate the financial statements, if necessary, to be in accordance with what Able believed represented generally accepted accounting principles. The potential restatement involved the preacquisition audited financial statements of the Division for the year ended December 31, 1997, and the unaudited financial statements for the period from January 1, 1998 through July 2, 1998.

As part of the preparation and audit of the October 31, 1999 financial statements of Able, Able initiated a review of the preacquisition financial statements of the Division. Management of Able has determined that certain adjustments to the preacquisition financial statements of the Division for the year ended December 31, 1997 and the period from January 1, 1998 through July 2, 1998 are appropriate. The adjustments prepared by Able and reflected in the accompanying restated financial statements of the Division are described in more detail below. The adjustments include the correction of accounting errors discovered during the 1999 audit process and amounts identified in Able's review of the preacquisition financial statements of the Division.

The effects of the restatements on the previously filed financial statements of the Division included in prior Able filings is shown below (in thousands):

                                                                    12/31/97         7/2/98
                                                                    --------        --------
Net loss - as previously reported                                   $ (8,317)       $(21,515)
    Record additional "reserves for losses on
       uncompleted contracts"(1)                                          --         (28,200)
    Record loss accruals in 1997(2)                                   (5,293)          5,293
    Record subcontractors' claims accrual in 1997(3)                  (4,306)          4,306
    Adjust receivables for discounted amount and based
      on percent complete(4)                                          (4,417)           (560)
    Record legal costs in period incurred(5)                          (1,000)           (400)
    Record write-down of conduit network assets held
      for sale(6)                                                         --          (6,559)
    Record adjustments related to the NYSTA contract(7)                 (291)            291
                                                                    --------        --------
Net loss - as adjusted                                              $(23,624)       $(47,344)

(1) Able has restated loss reserves on the Division's July 2, 1998, unaudited balance sheet to equal the finalized amount of the loss reserves recognized by Able in purchase accounting and confirmed by post acquisition activity in completing loss jobs.

(2) Able reviewed evidence that two electronic toll collection jobs were forecast to generate losses on completion of as much $13.1 million and $5.3 million, respectively, as of December 31, 1997. However, through December 31, 1997, losses recognized were only approximately $13.2 million for the two jobs. Additional losses were not accrued, apparently because the Division believed the losses would be mitigated through change orders, claims and additional revenues generated through those jobs. Those potential additional revenues were not realized. The guidance for consideration of unpriced change-orders and contractor claims is provided in paragraphs 62 and 65 of SOP 81-1. Able has restated the loss reserves to accrue for those unrecognized losses at December 31, 1997. It is Able's policy to not consider additional revenues that might result from change-orders or claims until the change-order is approved and signed.

(3) The claims relate to work performed by subcontractors to the Division on certain jobs. Most of the work performed by these subcontractors occurred in 1997. These claims were filed in 1997 or prior to July 2, 1998. Because these claims relate to work performed in 1997 and the claims originated in 1997, Able has restated the Division's financial statements to accrue, at December 31, 1997, the amounts that such claims have been, or are expected to be settled.

(4) Able determined that the Division had included in unbilled receivables (costs and profits in excess of billings) the gross amount of future user fees to be received over twenty years from two users of the NYSTA network (see Note 8 to the financial statements included in the Able's 1999 Form 10-K). The fees are payable in installments and should have been recorded at their discounted present value. Consequently, Able recorded an adjustment to reallocate the purchase price to recognize a discount on these long-term receivables. The discounted (at 10%) present value of these long-term receivables was approximately $3.8 million at October 31, 1999. Able believes this was an accounting error as reflected in the financial statements of the Division as of and for the year ended December 31, 1997. Therefore, Able has restated the financial statements of the Division to reflect the correction of this error at December 31, 1997.

(5) Able has also restated its own operating results for the first three quarters of fiscal 1999 (see Note 22 to the financial statements included in Able's 1999 Form 10-K). The restatement included adjustments for costs to operate the New Jersey Consortium Violation Processing Center that were determined to have been improperly deferred. It was determined that approximately $1.4 million of those costs were incurred before the acquisition of the Division and should have been expensed in the pre-acquisition financial statements of the Division. The $1.4 million was for legal fees and other pre-contract costs related to the award of the contract to the Division. Able has restated the financial statements of the Division to expense these costs when incurred in 1997 or early 1998.

(6) The financial statements prepared by the Division reflected NYSTA conduit network constructed by the Division and held for sale at approximately $34.6 million. This adjustment reduces the carrying value of that asset to the approximate net amount realized by Able on its subsequent sale.

(7) This amount is the net effect of adjustments related to the NYSTA contract to more appropriately value, as of December 31, 1997, the conduit network held for sale, the related accrual for property taxes, and the reserve for loss on that contract.

The following entries summarize the effects of the above restatement adjustments on the previously reported balance sheets of the Division as of December 31, 1997, and July 2, 1998:

December 31, 1997
-----------------
Network assets                                                           $21,110
Accumulated deficit                                                       15,307
     Reserves for Losses on Uncompleted Contracts                                      12,610
     Property taxes payable                                                            18,390
     Costs and earnings in excess of billings on uncompleted contracts                  5,417

July 2, 1998 (unaudited)
------------------------
Network assets                                                           $28,044
Accumulated deficit                                                       41,136
     Reserves for Losses on Uncompleted Contracts                                      39,900
     Property taxes payable                                                            22,000
     Costs and earnings in excess of billings on uncompleted contracts                  7,280

                            ABLE TELCOM HOLDING CORP.

          UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED JULY 31, 1998

                                                       7/31/98
                                                        ABLE        3/31/98 -5 MOS
                                                     HISTORICAL         PATTON           PRO FORMA
                                                     (RESTATED)      HISTORICAL         ADJUSTMENTS           SUB TOTAL
                                                     ----------      ----------         -----------           ---------
Revenues                                             $  115,125      $    9,339                  --           $ 124,464
Costs of revenues                                        90,222           8,825                  --              99,047
General and administrative                               14,703             889                  --              15,592
Depreciation and amortization                             4,865             501                  12 (A)           5,378
                                                     ----------      ----------         -----------           ---------
     Total costs and expenses                           109,790          10,215                  12             120,017
                                                     ----------      ----------         -----------           ---------
Income (loss) from operations                             5,335            (876)                (12)              4,447
Other (income) expense, net:
     Interest expense                                     2,092             574                 (57)(B)           2,609
     Interest and dividend income                            --              --                  --                  --
     Other (income) expense                               1,046            (366)                 78 (C)             758
                                                     ----------      ----------         -----------           ---------
     Total other (income) expense, net                    3,138             208                  21               3,367
Minority interest                                           610              --                  --                 610
                                                     ----------      ----------         -----------           ---------

Income (loss) before income taxes                         1,587          (1,084)                (33)                470
Income tax expense (benefit)                                857            (142)                (13)(D)             702
                                                     ----------      ----------         -----------           ---------
Net income (loss)                                           730            (942)                (20)               (232)
Preferred stock dividends and discount
     attributable to beneficial conversion
     privilege of preferred stock                         8,158              --                  --               8,158
                                                     ----------      ----------         -----------           ---------
Net income (loss) applicable to common stock         $   (7,428)     $     (942)        $       (20)          $  (8,390)
                                                     ==========      ==========         ===========           =========
Earnings per common share - basic                    $    (0.77)
Earnings per common share - diluted                  $    (0.77)

Basic weighted average shares                         9,660,921
Diluted weighted average shares                       9,660,921

                                                        11/1/97-
                                                         6/30/98
                                                          MFSNT             PRO FORMA               PRO FORMA
                                                       HISTORICAL          ADJUSTMENTS               COMPANY
                                                       (RESTATED)          (RESTATED)               (RESTATED)
                                                       ----------          -----------              ----------
Revenues                                                 $162,085                  --             $   286,549
Costs of revenues                                         193,010                  --                 292,057
General and administrative                                 11,939                  --                  27,531
Depreciation and amortization                               2,146          $       877 (F)              8,401
                                                       ----------          -----------            -----------
     Total Costs and Expenses                             207,095                  877                327,989
                                                       ----------          -----------            -----------
Income (loss) from operations                             (45,010)                (877)               (41,440)
Other (income) expense, net:
     Interest expense                                          --                3,421 (E)              6,030
     Interest and dividend income                             (15)                  --                    (15)
     Other (income) expense                                     6                   --                    764
                                                       ----------          -----------            -----------
     Total other (income) expense, net                         (9)               3,421                  6,779
Minority interest                                              --                   --                    610
                                                       ----------          -----------            -----------
Income (loss) before income taxes                         (45,001)              (4,298)               (48,829)
Income tax expense (benefit)                                   --                 (702)(G)                 --
                                                       ----------          -----------            -----------
Net income (loss)                                         (45,001)              (3,596)               (48,829)
Preferred stock dividends and discount
     attributable to beneficial conversion
     privilege of preferred stock                              --                  533 (E)              8,691
                                                       ----------          -----------            -----------
Net income (loss) applicable to common stock           $  (45,001)         $    (4,129)          $    (57,520)
                                                       ==========          ===========            ===========
Earnings per common share - basic                                                                 $     (5.95)
Earnings per common share - diluted                                                               $     (5.95)

Basic weighted average shares                                                                       9,660,921
Diluted weighted average shares                                                                     9,660,921

NOTES:

(A)
Incremental depreciation of $12,000 attributable to property, plant and equipment acquired from Patton and recorded at fair value.

(B)
Elimination of the amortization of debt discount of $57,000 for Patton related to debt repaid by Able.

(C)
Elimination of $78,000 in amortization of deferred financing costs related to debt repaid by Able, offset by the amortization of goodwill related to the acquisition of Patton.

(D)
Income tax benefit of $13,000 resulting from pro forma adjustments A, B, and C based on a rate of 38%.

(E)
Assumes the Company financed the cash purchase price of MFSNT of $63.4 million ($67.5 million less equity valued at $4.1 million) in the following ways (in thousands):

                                                                   Net Proceeds
________________________________________________________________________________
 Series B Preferred Stock (1)                                           $18,110
 WorldCom Note (2)                                                       30,000
 Secured Credit Facility (3)                                             15,290
________________________________________________________________________________
                                                                        $63,400
________________________________________________________________________________

(1) Assumes the $20.0 million Series B Preferred Stock was issued for net proceeds of $18.1 million on November 1, 1996, resulting in pro forma adjustments thru July 2, 1998, for dividends at 4 percent or $533,000. A beneficial conversion charge of $7.9 million related to the issuance of the Series B Preferred Stock was recognized at the date of issue and is reflected in the historical financial statements of the Company for the nine months ended July 2, 1998.
(2) Assumes the 11.5 percent $30.0 million WorldCom Note was issued for net proceeds of $30.0 million on November 1, 1997, resulting in a pro forma adjustment for the period from January 1, 1998 to July 2, 1998, to interest expense of $2.3 million.
(3) Assumes the remainder of the cash purchase price of $15.3 million was financed through the Company's Secured Credit Facility with a stated interest rate of 9.5 percent and an estimated effective interest rate of 11.0 percent, resulting in a pro forma adjustment for the period from January 1, 1998 to July 2, 1998, to interest expense of $1.1 million.

(F)
The MFSNT goodwill of $26.3 million is being amortized over 20-years resulting in annual amortization expense of $1.3 million. The pro forma adjustment for the period from January 1, 1998 to July 2, 1998 is approximately $0.9 million.

(G)
As a result of significant pro forma losses, a pro forma adjustment is necessary to eliminate income tax expense.

                            ABLE TELCOM HOLDING CORP.

          UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE YEAR ENDED OCTOBER 31, 1997


                                                      10/31/97           10/31/97
                                                        ABLE              PATTON           PRO FORMA
                                                     HISTORICAL         HISTORICAL        ADJUSTMENTS
                                                     ----------         ----------        -----------
Revenues                                             $   86,334            $30,456                 --
Costs of revenues                                        68,181             26,375                 --
General and administrative                                8,781              2,415                 --
Depreciation and amortization                             4,532              1,246                 63   (K)
                                                     ----------          ----------         -----------
     Total Costs and Expenses                            81,494             30,036                 63
                                                     ----------          ----------        -----------
Income (loss) from operations                             4,840                420                (63)
Other expenses (income):
     Interest expense                                     1,565                775               (129)  (L)
     Interest and dividend income                          (449)                --                 --
     Other (income) expense                                (153)              (172)               187   (M)
                                                     ----------         ----------        -----------
     Total other expense, net                               963                603                 58
Minority interest                                           292                  6                 --
                                                     ----------         ----------        -----------
Income (loss) before income taxes                         3,585               (189)              (121)
Income tax expense (benefit)                                727                135                (46)  (N)
                                                     ----------         ----------        -----------
Net income (loss)                                         2,858               (324)               (75)
Preferred stock dividends and discount
     attributable to beneficial conversion
     privilege of preferred stock                         1,526                 --                 --
                                                     ----------         ----------        -----------
Net income (loss) applicable to common stock         $    1,332         $     (324)       $       (75)
                                                     ==========         ==========        ===========
Earnings per common share - basic                    $     0.16
Earnings per common share - diluted                  $     0.16

Basic weighted average shares                         8,504,972
Diluted weighted average shares                       8,504,972


                                                                        12/31/97
                                                                          MFSNT             PRO FORMA                 PRO FORMA
                                                                       HISTORICAL          ADJUSTMENTS                 COMPANY
                                                    SUB TOTAL          (RESTATED)          (RESTATED)                 (RESTATED)
                                                    ---------          ----------          -----------                ----------
Revenues                                            $ 116,790          $364,917                     --                $ 481,707
Costs of revenues                                      94,556           363,452                     --                  458,008
General and administrative                             11,196            22,381                     --                   33,577
Depreciation and amortization                           5,841             2,685                  1,315 (P)                9,841
                                                    ---------          --------            -----------                ---------
     Total Costs and Expenses                         111,593           388,518                  1,315                  501,426
                                                    ---------          --------            -----------                ---------
Income (loss) from operations                           5,197           (23,601)                (1,315)                 (19,719)
Other expenses (income):
     Interest expense                                   2,211                --                  5,132 (O)                7,343
     Interest and dividend income                        (449)               --                     --                     (449)
     Other (income) expense                              (138)               23                     --                     (115)
                                                    ---------          --------            -----------                ---------
     Total other expense, net                           1,624                23                  5,132                    6,779
Minority interest                                         298                --                     --                      298
                                                    ---------          --------            -----------                ---------
Income (loss) before income taxes                       3,275           (23,624)                (6,447)                 (26,796)
Income tax expense (benefit)                              816                --                   (816) (Q)                  --
                                                    ---------          --------            -----------                ---------
Net income (loss)                                       2,459           (23,624)                (5,631)                 (26,796)
Preferred stock dividends and discount
     attributable to beneficial conversion
     privilege of preferred stock                       1,526                --                  8,709 (O)               10,235
                                                    ---------          --------            -----------                ---------
Net income (loss) applicable to common stock        $     933          $(23,624)           $   (14,340)               $ (37,031)
                                                    =========          ========            ===========                =========
Earnings per common share - basic                                                                                     $   (4.35)
Earnings per common share - diluted                                                                                   $   (4.35)

Basic weighted average shares                                                                                         8,504,972
Diluted weighted average shares                                                                                       8,504,972

NOTES:

(K)
Incremental depreciation of $63,000 attributable to recording property, plant and equipment acquired from Patton and recorded at fair value.

(L)
Elimination of the amortization of debt discount of $129,000 for Patton that related to debt repaid by Able.

(M)
Elimination of $187,000 in amortization of deferred financing costs related to debt repaid by Able, offset by the amortization of goodwill related to the acquisition of Patton.

(N)
Income tax benefit of $46,000 resulting from proforma adjustments K, L, and M based on a rate of 38%.

(O)
Assumes the Company financed the cash purchase price of MFSNT of $63.4 million ($67.5 million less equity valued at $4.1 million) in the following ways (in thousands):

                                                                   Net Proceeds
-------------------------------------------------------------------------------
Series B Preferred Stock (1)                                       $18,110
WorldCom Note (2)                                                   30,000
Secured Credit Facility (3)                                         15,290
-------------------------------------------------------------------------------
                                                                   $63,400
-------------------------------------------------------------------------------

(1) Assumes the $20.0 million Series B Preferred Stock was issued for net proceeds of $18.1 million on November 1, 1996, resulting in pro forma adjustments during fiscal year 1997 for dividends at 4 percent or $800,000 and a beneficial conversion charge of $7.9 million recognized at the date of issue.
(2) Assumes the 11.5 percent $30.0 million WorldCom Note was issued for net proceeds of $30.0 million on November 1, 1996, resulting in a pro forma adjustment during fiscal year 1997 to interest expense of $3.5 million.
(3) Assumes the remainder of the cash purchase price of $15.3 million was financed through the Company's Secured Credit Facility with a stated interest rate of 9.5 percent and an estimated effective interest rate of
       11.0 percent, resulting in a pro forma adjustment during fiscal year 1997 to interest expense of $1.7 million.

(P)
The MFSNT goodwill of $26.3 million is being amortized over 20-years resulting in annual amortization expense of $1.3 million.

(Q)
As a result of significant pro forma losses, a pro forma adjustment is necessary to eliminate income tax expense.

                           ABLE TELCOM HOLDING CORP.
                                AND SUBSIDIARIES

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)


On April 1, 1998, the Company purchased all of the outstanding common stock of Patton Management Corporation ("Patton") for a total purchase price of approximately $4.0 million. The acquisition was accounted for using the purchase method of accounting. Goodwill of approximately $4.3 million (as adjusted) was recorded and is being amortized on a straight-line basis over 20 years. The results of operations of Patton have been included in the Company's consolidated statements of operations since the date of acquisition.

On July 2, 1998, the Company acquired the Network Technologies Division of MFS Network Technologies, Inc. ("MFSNT") from a subsidiary of WorldCom, Inc. The acquisition was accounted for as a purchase and the operations of MFSNT have been included in the consolidated financial statements of the Company prospectively from the date of acquisition.

As described in Item 2. of this Form 8-K/A-3, the purchase price for MFSNT included the following consideration (in millions):

Contract price                                                          $58.8
Transaction related costs                                                 4.6
WorldCom Option                                                           3.5
WorldCom Phantom Stock Awards                                             0.6
-----------------------------------------------------------------------------
Total purchase prices                                                   $67.5
-----------------------------------------------------------------------------

The Company's consolidated balance sheet as of October 31, 1998, reflected the preliminary allocation of the purchase price to the assets acquired and the liabilities assumed based on initial estimates of their fair values. During the year ended October 31, 1999, (see Note 5 to the financial statements included in Able's 1999 Form 10-K) the Company obtained the information needed to complete its valuation and finalized the allocation as set forth below (in millions):

                                                As
                                            Previously                 Final
                                             Reported   Adjustments  Allocation
                                            ----------  -----------  ----------
Accounts receivable                            $47.0      $(1.4)       $45.6
Costs and profits in excess of billings on
  uncompleted contracts                         93.7       (5.0)        88.7
Assets held for sale                            38.8         --         38.8
Prepaid expenses                                 1.0         --          1.0
Property                                         5.7         --          5.7
Goodwill                                        16.5        9.8         26.3
Accounts payable                               (13.7)      (0.5)       (14.2)
Billings in excess of costs on uncompleted
  contracts and accrued job costs incurred     (56.6)        --        (56.6)
Reserves for losses on uncompleted
  contracts                                    (40.5)       0.6        (39.9)
Accrued restructuring costs                     (2.0)       0.3         (1.7)
Property taxes payable                         (15.0)        --        (15.0)
Other accrued liabilities                       (7.4)      (3.8)       (11.2)
-------------------------------------------------------------------------------
      Total allocated purchase price          $ 67.5      $  --       $ 67.5
-------------------------------------------------------------------------------

The accompanying restated pro forma combined statements of operations include pro forma adjustments that are based on the final allocation of the MFSNT purchase price.

The accompanying restated pro forma combined statements of operations have been prepared assuming the purchase of MFSNT and Patton occurred as of November 1, 1996. As described in footnote 10 to the restated historical financial statements of MFSNT included in this Form 8-K/A-3, those financial statements have been restated by the Company. The related amounts for MFSNT included in the pro forma combined financial statements included herein have likewise been restated as indicated below:

                                                          Eight-Months Ended                          Year Ended
                                                       6/30/98 MFSNT Historical                12/31/97 MFSNT Historical
                                                 -----------------------------------      -----------------------------------
                                                 Previously                               Previously
                                                  reported    Adjustments   Adjusted       reported    Adjustments   Adjusted
                                                 ----------   -----------   --------      ----------   -----------   --------
Revenues                                            162,645          (560)   162,085         369,334        (4,417)   364,917
  Costs of Revenues                                 168,141        24,869    193,010         353,562         9,890    363,452
  General and Administrative                         11,539           400     11,939          21,381         1,000     22,381
  Depreciation and amortization                       2,146             0      2,146           2,685             0      2,685
                                                 ----------   -----------   --------      ----------   -----------   --------
Total Costs and Expenses                            181,826        25,269    207,095         377,628        10,890    388,518
                                                 ----------   -----------   --------      ----------   -----------   --------

Income (loss) from operations                       (19,181)      (25,829)   (45,010)         (8,294)      (15,307)   (23,601)
Other (income) expense, net
  Interest Expense                                       --             0         --              --             0         --
  Interest and dividend income                          (15)            0        (15)             --             0         --
  Other (income) expense                                  6             0          6              23             0         23
                                                 ----------   -----------   --------      ----------   -----------   --------
  Total other (income) expense, net                      (9)            0         (9)             23             0         23
Minority interest                                        --             0         --              --             0         --
                                                 ----------   -----------   --------      ----------   -----------   --------

Income (loss) before income taxes                   (19,172)      (25,829)   (45,001)         (8,317)      (15,307)   (23,624)
Income tax expense (benefit)                             --             0         --              --             0         --
                                                 ----------   -----------   --------      ----------   -----------   --------

Net income (loss)                                   (19,172)      (25,829)   (45,001)         (8,317)      (15,307)   (23,624)
Preferred stock dividends and discount
  attributable to beneficial conversion
   privilege of preferred stock                          --             0         --              --             0         --
                                                 ----------   -----------   --------      ----------   -----------   --------
Net income (loss) applicable to common stock        (19,172)      (25,829)   (45,001)         (8,317)      (15,307)   (23,624)
                                                 ----------   -----------   --------      ----------   -----------   --------